UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2005, Cleveland-Cliffs Inc (the "Company") entered into Amendment No. 1 to the Restricted Shares Agreement ("Amendment No. 1") with certain recipients of a grant of restricted shares that occurred on March 8, 2005. Amendment No. 1 amends the form of Restricted Shares Agreement, dated March 8, 2005 (the "Restricted Shares Agreement"), which was previously filed with the Securities and Exchange Commission as Exhibit 10(a) to Form 8-K on March 14, 2005, and is incorporated herein by reference.

Amendment No. 1 provides for the immediate vesting of 50% of the original restricted share grant. The remaining 50% of the restricted shares will vest in accordance with the terms of the original Restricted Share Agreement. Amendment No. 1 was entered into with the following executive officers: Messrs. John S. Brinzo, William R. Calfee, and James A. Trethewey. Amendment No. 1 will result in restrictions being removed on 15,210, 3,651, and 2,424 shares, with respect to these individuals. The Company is lifting the restrictions on a total of 25,275 shares of the original 67,921 shares granted on March 8, 2005.

The form of agreement for Amendment No. 1 is attached under Item 9.01 as Exhibit 10(b) of this 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

10(a) Form of Restricted Shares Agreement (filed as Exhibit 10(a) to Form 8-K on March 14, 2005 and incorporated by reference)

10(b) Form of Amendment No. 1 to Restricted Shares Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

December 1, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.(b)	Form of Amendment No. 1 to the Restricted Shares Agreement